SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

Important Notice Regarding the Availability of Proxy Materials for the Advanced Micro Devices, Inc. Annual Meeting of Stockholders to be held on May 8, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Proxy Statement and Annual Report on Form 10-K

To view this material, have the 12-digit Control #(s) (located on the following page.) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 18, 2008.

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

PROXY SERVICES C/O COMPUTERSHARE P.O. BOX 43004 PROVIDENCE, RI 02940

ADVANCED MICRO DEVICES, INC

Vote In Person

Should you choose to vote your shares in person, please check the proxy materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have this notice in hand when you access the web site and follow the instructions.

When you go online, you can also help the environment and reduce the costs incurred by Advanced Micro Devices, Inc. in mailing proxy materials by consenting to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet.

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Meeting Location

The Meeting for holders of record as of

March 10, 2008 is to be held on May 8, 2008 at 9:00 A.M., CDT at: Lakeway Resort and Spa 101 Lakeway Drive Austin, TX

Driving Directions

From Austin Bergstrom International Airport:

Exit Austin-Bergstrom Airport at the main entrance onto Hwy 71 W (left) (Ben White is also Hwy 290/71 W).

Continue under IH-35 and stay on Hwy 71 W about 3 more miles.

Take the exit for SW Pkwy on your right.

Enter SW Pkwy and continue for 8 miles. It will dead-end on Hwy 71.

Take a right on Hwy 71 and continue for 3 miles until you reach RR-620 (2nd stop light).

Take a right onto RR-620 and continue for 5 miles to main entrance to Lakeway. There is water tower painted like a golf ball on a tea at this intersection.

Take left onto Lakeway Blvd. Follow the road for 3 miles and pass through the traffic light at Lohman’s Crossing.

One block after the light, you will take the next right onto Lakeway Dr.

Continue on Lakeway Dr. until it ends at Lakeway Resort and Spa.

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Voting Items

The following are the proposals to be voted on at the meeting. The Board of Directors recommends that you vote FOR each of the nominees for director and FOR Item 2.

1. Election of the following Nominees to the Board of Directors:

1a) Hector de J. Ruiz 1b) W. Michael Barnes 1c) John E. Caldwell

1d) Bruce L. Claflin 1e) Frank M. Clegg 1f) H. Paulett Eberhart 1g) Derrick R. Meyer 1h) Robert B. Palmer 1i) Morton L. Topfer

2. Ratification of appointment of Ernst & Young LLP as AMD’s independent registered public accounting firm.

Please note: THIS IS NOT A PROXY CARD. To vote your shares you must vote online or request a set of proxy materials to receive a traditional proxy card. If you are a stockholder as of the record date of March 10, 2008 and wish to attend and vote at the meeting, please bring this notice and identification with you, as well as the statement from your broker if you hold shares in “street name.”

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